UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): May 5, 2021

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ESSENTIAL UTILITIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Essential Utilities, Inc. (the “Company”) was held on May 5, 2021 as a virtual meeting pursuant to the notice sent, on or about March 22, 2021, to all shareholders of record at the close of business on March 8, 2021, the record date for the Annual Meeting. At the Annual Meeting:

1. The following nominees were elected as directors of the Company to serve for one-year terms and until their successors are elected and qualified. The votes received are set forth adjacent to the names below:

Name of Nominee	For	Withheld
Elizabeth B. Amato	173,832,860	2,099,467
Christopher H. Franklin	166,258,114	9,674,213
Daniel J. Hilferty	173,882,135	2,050,192
Francis O. Idehen	174,718,345	1,213,982
Edwina Kelly	174,741,618	1,190,709
Ellen T. Ruff	173,450,708	2,481,619
Lee C. Stewart	174,565,919	1,366,408
Christopher Womack	174,699,754	1,232,573

There were 30,125,237 broker non-votes recorded for each nominee.

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2021 fiscal year, was ratified by the following vote of shareholders:

For	Against	Abstain
200,698,815	4,933,999	424,750

There were no broker non-votes for the ratification of the independent registered public accounting firm.

3. The advisory vote to approve the compensation paid to the Company’s named executive officers for 2020 as disclosed in the Company’s Proxy Statement for the Annual Meeting was approved by the following vote of shareholders:

For	Against	Abstain	Broker Non-Votes
168,516,234	6,162,528	1,253,565	30,125,237

4. Ratification of an Amendment to the Company’s Amended and Restated Bylaws (the “Bylaws) to establish a standard for inclusion of shareholder nominees in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
174,824,192	607,626	500,509	30,125,237

Item 8.01	Other Events.

At the Annual Meeting, the shareholders of the Company elected Edwina Kelly to serve as a director.

On May 5, 2021, the Board of Directors (the “Board”) determined that Ms. Kelly is independent in accordance with the Company’s corporate governance guidelines and applicable NYSE and SEC requirements. Ms. Kelly was nominated to serve as a director by Canada Pension Plan Investment Board, a federal Canadian Crown corporation (“CPPIB”) pursuant to rights to nominate a director granted to CPPIB under a Stock Purchase Agreement dated March 29, 2019. Ms. Kelly has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

CPPIB has informed the Company that, in accordance with CPPIB policies, employees of CPPIB may not receive any compensation for service as a director. As such, Ms. Kelly has elected to designate CPPIB as the recipient of the annual cash retainer of $100,000 and to waive the annual stock grant awarded to non-employee members of the Board.

Ms. Kelly has been appointed to the Audit Committee and the Risk and Investment Policy Committee of the Board. Based on her (i) understanding of generally accepted accounting principles and financial statements; (ii) ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves under U.S. GAAP; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) understanding of internal controls and procedures for financial reporting; and (v) understanding of audit committee functions, the Board has determined that Ms. Kelly is an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

Date: May 10, 2021	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel and Secretary